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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated January 12, 2000, relating to the financial statement of Cohen & Steers Institutional Realty Shares, Inc., which appears in such Registration Statement. We also consent to the reference to our Firm under the caption "Counsel and Independent Accountants" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

New York, New York
January 12, 2000